Calculation of Filing Fee Tables
F-3
POWERBANK Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Shares	457(o)
		Debt	Debt Securities	457(o)
		Other	Subscription Receipts	457(o)
		Other	Preferred Shares	457(o)
		Other	Units	457(o)
		Other	Warrants	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 200,000,000.00	0.000087	$ 17,400.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 200,000,000.00		$ 17,400.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 10,770.57
			Net Fee Due:						$ 6,629.43
Offering Note
[1]	There are being registered under the Registration Statement to which this exhibit pertains an indeterminate number of common shares, debt securities, subscription receipts, preferred shares, units, and warrants of PowerBank Corporation (the "Registrant"), and a combination of such securities, as may be sold by the Registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed $200,000,000. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement. If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed the aggregate offering price of $200,000,000 for all securities sold by the Registrant pursuant to this registration statement. The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. The securities which may be offered pursuant to the Registration Statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), such additional number of common shares of the Registrant that may become issuable as a result of any stock split, stock dividends or similar transactions. As the total filing fee required for this Registration Statement is $17,400.00, taking into consideration the available offset of $10,770.57 from the Prior Registration Statements (see calculation below), $6,629.43 is currently due for this Registration Statement.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	POWERBANK Corp	F-10	333-287070	05/08/2025		$ 10,770.57	Unallocated (Universal) Shelf			$ 123,799,654.17
Fee Offset Sources		POWERBANK Corp	F-10	333-287070		05/08/2025						$ 3,134.59
Fee Offset Sources		POWERBANK Corp	F-10	333-279027		04/30/2024						$ 21,613.71
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant previously paid a registration fee of $21,613.71 in connection with the Form F-10 filed on April 30, 2024 filed under registration number 333-279027 (the "2024 F-10"). $18,713.43 of the registration fees previously paid with respect to the 2024 F-10 were carried forward under Rule 457(p) under the Securities Act in connection with the Form F-10 filed on May 8, 2025 filed under registration number 333-287070 (the "2025 F-10" and together with the 2024 F-10, the "Prior Registration Statements") and $3,134.59 of registration fees was paid in connection with the 2025 F-10, pertaining to the registration of $142,704,245 of securities of the Registrant. On June 29, 2026, the Registrant filed a prospectus supplement under the 2025 F-10 qualifying the distribution of 7,000,000 common shares for a purchase price of $.60 per share, for an aggregate amount of $4,200,000. On June 6, 2025, the Registrant filed a prospectus supplement under the 2025 F-10 qualifying the distribution of up to $15,000,000 in common shares and on February 18, 2026, the Registrant filed a prospectus supplement under the 2025 F-10 qualifying the distribution of up to$50,000,000 in common shares (together, the "Supplements"). An aggregate of $14,704,590.83 has been raised under the Supplements to date. As such, an aggregate of $18,904,590.83 of securities registered under the 2025 F-10 as been utilized to date and $123,799,655 of securities registered under the 2025 F-10 remain unutilized. Accordingly, $10,770.57 of the registration fees previously paid with respect to the Prior Registration Statements remain available for future registration fees pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this Registration Statement is $17,400.00, taking into consideration the available offset of $10,770.57 from the Prior Registration Statements, $6,629.43 is currently due for this Registration Statement

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date